Exhibit 10.11
Brainsway Ltd.

2006 Stock Option Plan

Capitalized terms used herein but no otherwise defined shall have the meaning ascribed to them in Section 2 hereof.

1.	PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

1.1.   Purpose. The purpose of this Brainsway Ltd. 2006 Stock Option Plan (the “Plan”) is to afford an incentive to employees, officers, office holders, directors, subcontractors, service providers and consultants of Brainsway Ltd. (the “Company”), or any Subsidiary (as defined below) of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees, officers,  office holders, directors, subcontractors, service providers or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company’s business.

1.2.           Types of Awards. The Plan is intended to enable the Company to issue Awards under varying tax regimes, including without limitation (i) pursuant to the provisions of Section 102 (“Section 102” and such options, “102 Stock Options”) of the Israeli Income Tax Ordinance (New Version) 1961, as amended from time to time including, most recently, by the Amendment to the Income Tax Ordinance (Amendment No. 147) 2005 and any other future amendments thereof (the “Ordinance”) and any regulations, rules, orders or procedures promulgated thereunder; (ii) pursuant to Section 3(I) of the Ordinance (“3(I) Stock Options”) (all 102 Stock Options, 3(I) Stock Options, as well as options issued under other tax regimes collectively, the “Options”); (iii) shares of restricted stock (“Restricted Stock”) under the Plan; and (iv) other share-based Awards pursuant to Section 10 hereof. Apart from issuance under the relevant tax regime in the State of Israel, the Plan contemplates issuance to Grantees (as defined below) in other jurisdictions with respect to which the Committee (as defined below) is empowered to make the requisite adjustments in the Plan and set forth the relevant conditions in the Company’s agreement with the Grantee in order to comply with the requirements of the tax regimes in any such jurisdictions.

The Plan contemplates the issuance of Awards by the Company, both as a private company and as a publicly traded company.

1.3.           Construction. To the extent any provision herein conflicts with the conditions of any relevant tax law or regulation which are relied upon for tax relief in respect of a particular Option or Share granted to a Grantee, the provisions of such law or regulation shall prevail over those of the Plan and the Committee (as defined below) is empowered hereunder to interpret and enforce the said prevailing provisions.

2.	DEFINITIONS.

As used in this Plan, the following terms and phrases shall have the meanings assigned to them hereinafter:

2.1. “Award” shall mean any Share, Option, share of Restricted Stock or any other Share-based award, granted to a Grantee under the Plan.

2.2. “Board” shall mean the Board of Directors of the Company, as appointed from time to time.

2.3. “Committee” shall mean a compensation committee established by the Board to administer the Plan.

2.4. “Controlling Shareholders” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.5. “Date of Grant” shall mean the date specified in the Option Agreement or the Restricted Stock Agreement, as applicable.

2.6.            “Disability” shall mean when an individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

2.7. “Exercise Period” shall mean the period in which the Option shall be exercisable.

2.8. “Exercise Price” shall mean the amount for which one Share covered by an Option may be purchased upon exercise of the Option, as specified in the Notice of Stock Option Grant.

2.9.           “Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per Share on the securities exchange on which the Share is principally traded for the last preceding date on which there was a sale of such Share on such exchange; or (ii) if the Share is listed on the NASDAQ National Market, the last reported price per Share on the NASDAQ National Market on the last preceding date on which there was a sale of such Share on the NASDAQ National Market; or (iii) if the Share is then traded in an over-the-counter market, the average of the closing bid and asked prices for the Share in such over-the-counter market for the last preceding date on which there was a sale of such Share in such market; or (iv) if the Share is not then listed on a securities exchange or market or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine, which determination shall be conclusive and binding on all parties. Whenever possible, if the Shares are listed on a securities exchange or market or traded in an over-the-counter market, the Fair Market Value shall be based on prices reported in the Wall Street Journal.

Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Shares are listed on any established stock exchange or a national market system or if the Shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

2.10. “Grantee” shall mean a person who receives a grant of Options, Restricted Stock or Shares under the Plan.

2.11. “Initial Public Offering” or an “IPO” shall mean the initial public offering of the Company’s Shares.

2.12.           “Parent” shall mean any company (other than the Company), which now exists or is hereafter organized, in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

2.13. “Purchase Price” means the aggregate consideration for which Restricted Stock may be acquired by a Grantee.

2.14.           “Retirement” shall mean a Grantee’s retirement pursuant to applicable law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Subsidiaries or affiliates in which the Grantee participates.

2.15. “Share” shall mean ordinary shares of the Company, par value of 0.01 NIS, as adjusted in accordance with Section 11 of the Plan (if applicable).

2.16.           “Subsidiary” shall mean any company (other than the Company), which now exists or is hereafter organized or acquired by the Company, in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

2.17. “Trustee” shall mean the trustee appointed by the Committee or the Board, as the case may be, to hold the respective Options, Restricted Stock and/or Shares, if so appointed.

3.	ADMINISTRATION.

       To the extent permitted by law, the Plan shall be administered by the Committee. However, in the event that the Board does not create a committee to administer the Plan or if such Committee shall cease to operate for any reason, the Plan shall be administered by the Board in its entirety. Furthermore, in the event that an action necessary for the administration of the Plan is required under law to be taken by the Board, then such action shall be so taken by the Board. In any of the above events, all references herein to the Committee shall be construed as references to the Board.

       The Committee shall have the authority in its discretion to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation:

3.1. the authority to grant Options, Shares, Restricted Stock and other Share based Awards to the Grantees;

3.2. to determine which Options shall constitute 102 Stock Options, 3(I) Stock Options or otherwise;

3.3. to determine the Exercise Price of the Share covered by each Option;

3.4. to determine the Grantees to whom, and the time or times at which Awards shall be granted;

3.5. to determine the number of Shares to be covered by each Award;

3.6. to interpret the Plan;

3.7. to prescribe, amend and rescind rules and regulations relating to the Plan;

3.8. to determine the terms and provisions of the Option Agreements as defined in Section 6 below (which need not be identical), and to cancel or suspend Awards, as necessary;

3.9.           to determine which route - the capital gains route (in Hebrew - “honi”) or the work income route (in Hebrew - “pairoti”) or any other route available under Section 102 shall be adopted for the purpose of 102 Stock Options; and

3.10.         to make all other determinations deemed necessary or advisable for the administration of the Plan, including to adjust the terms of the Plan or any Agreement so as to reflect (i) changes in applicable Israeli or other laws and (ii) the laws of other jurisdictions within which the Company wishes to grant Awards.

       Subject to Section 6.3 herein, the Committee shall have the authority to grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan or to set a new exercise price for the same Option lower than that previously provided in the Option.

       All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any Awards under this Plan. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	ELIGIBILITY.

    Options, Restricted Stock and Shares may be granted to employees, officers, office holders, directors, subcontractors and consultants of the Company and any Subsidiary. 102 Stock Options may be granted only to employees and office holders (including in any Subsidiary) who are residents of the state of Israel or are deemed to be residents of the state of Israel for the payment of tax (“Israeli Employees and Office Holders”), excluding any Controlling Shareholders. A person who has been granted an Option, Restricted Stock or Share hereunder may be granted additional Options, Restricted Stock or Shares, if the Committee shall so determine. In determining the persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

5.	SHARES.

    The initial number of Shares reserved for the grant of Awards under the Plan shall be [___________] Any option granted hereunder which should have been expired, cancelled or terminated or forfeited for any reason without having been exercised and therefore returned to the “pool” of reserved Shares thereunder, shall automatically, and without any further action on the part of the Company or any Grantee, be transferred to, and enlarge, the “pool” of reserved Shares under this Plan and shall again be available for grant for the purposes of this Plan (unless this Plan should have been terminated) or unless the Board determines otherwise. The Board may increase or decrease the number of Shares to be reserved under the Plan. Such Shares may, in whole or in part, be authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company (to the extent permitted pursuant to any applicable law). Any of such Shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. In the event that the Company adopts any additional option plan(s) for granting awards under other tax regimes, then the “pool” specified above shall cover both Awards granted under this Plan as well as any awards, options, shares or stock granted under such other additional plan(s).

       If any outstanding Award under the Plan should, for any reason, expire, be canceled or be forfeited without having been exercised in full, the Shares allocable to the unexercised, canceled or terminated portion of such Award shall (unless the Plan shall have been terminated) become available for subsequent grants of Awards under the Plan.

6.	TERMS AND CONDITIONS OF OPTIONS.

    Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement.

6.1. Number of Shares. Each Option Agreement shall state the number of Shares to which the Option relates.

6.2.           Type of Option. Each Option Agreement, granted to an Israeli resident, shall specifically state the type of Option granted thereunder and whether it constitutes a 102 Stock Option, 3(I) Stock Option or otherwise.

6.3.           Exercise Price. Each Option Agreement shall state the Exercise Price, which shall be equal to the amount determined by the Committee or the Board, as the case may be. In no event shall the Exercise Price of an Option be less than the nominal value of the shares for which such Option is exercisable. The Exercise Price shall also be subject to adjustment as provided in Section 11 hereof.

6.4.           Manner of Exercise. An Option may be exercised, as to any or all Shares as to which the Option has become exercisable, by written notice delivered in person or by registered mail to the Secretary of the Company, specifying the number of Shares with respect to which the Option is being exercised, along with payment of the Exercise Price for such Shares in the manner specified in the following sentence. The Exercise Price shall be paid in full with respect to each share, at the time of exercise in cash or in such other manner as the Committee shall determine.

6.5.           Term and Vesting of Options. Each Option Agreement shall provide the vesting schedule for the Option as determined by the Committee, provided that (to the extent permitted under law) the Committee shall have the authority to accelerate the vesting of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise resolved by the Committee and stated in the Option Agreement and subject to Section 6.6 below, Options shall vest over a period of forty-eight (48) months and become exercisable under the following schedule: twenty five percent (25%) of the Shares covered by the Option shall vest at the end of the first twelve (12) months from the Date of Grant and six and one-quarter percent (6.25%) of the Shares covered by the Option shall vest at the end of each subsequent 3-month period over the course of the following thirty six (36) months; subject to the Grantee’s continuance employment or service with the Company or its Subsidiaries. The Option Agreement may contain performance goals and measurements as well as other criteria other than the passage of time, and the provisions with respect to any Option need not be the same as the provisions with respect to any other Option. The Exercise Period of an Option will be ten (10) years from the Date of Grant of the Option unless otherwise determined by the Committee (to the extent permitted under law). Awards not exercised until the end of the Exercise Period shall be deemed null and void. The Exercise Period shall be subject to earlier termination as provided in Sections 6.6 and 6.7 hereof.

6.6.           Termination. Except as provided in this Section 6.6 and in Section 6.7 hereof an Option may not be exercised unless the Grantee is then in the service or employ of the Company or a Subsidiary thereof, and unless the Grantee has remained continuously so employed or has continuously performed such services since the Date of Grant of the Option. In the event that the employment or service of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are vested and exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within a period of three (3) months after the date of such termination (or such different period as the Committee shall prescribe); provided, however, that if the Company (or the Subsidiary, when applicable) shall terminate the Grantee’s employment or service for Cause (as defined below), all Options theretofore granted to such Grantee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination or cessation unless otherwise determined by the Committee. In the case of a Grantee whose principal employer is a Subsidiary, the Grantee’s employment shall be deemed to be terminated for purposes of this Section 6.6 as of the date on which such principal employer ceases to be a Subsidiary. With respect to 102 Stock Options granted under Section 102(c) of the Ordinance, if the Grantee ceases to be employed by the Company or a Subsidiary, the Grantee shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section102 and the rules, regulation and orders promulgated thereunder. Notwithstanding anything to the contrary, the Committee, in its absolute discretion may, on such terms and conditions as it may determine appropriate, extend the periods for which the Options held by any individual may continue to vest and be exercisable.

         For purposes of this Plan, the term “Cause” shall mean any of the following resulting from an act or omission of the Grantee: (i) conviction of any felony involving moral turpitude or affecting the Company or any Subsidiary thereof; (ii) any refusal to carry out a reasonable directive of the CEO, Board or the Grantee’s direct supervisor which involves the business of the Company or its Subsidiary or any affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company, its Subsidiary or any of its affiliates; (iv) any breach of the Grantee’s fiduciary duties or duties of care towards the Company or any Subsidiary thereof; including without limitation disclosure of confidential information of the Company or any Subsidiary thereof; (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company or any Subsidiary thereof; and (vi) any act or omission of the Grantee which is otherwise defined as “cause” under the Grantees’ employment or service agreement.

6.7.           Death, Disability or Retirement of Grantee. If a Grantee shall die while employed by, or performing service for, the Company or a Subsidiary, or within the three (3) months period after the date of termination of such Grantee’s employment or service (or within such different period as the Committee may have provided pursuant to Section 6.6 hereof), or if the Grantee’s employment or service shall terminate by reason of Disability, all Options theretofore granted to such Grantee, to the extent vested and exercisable on the date of such termination, may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within one (1) year after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or service of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of such Grantee that are vested and exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within the three (3) month period after the date of such Retirement (or such different period as the Committee shall prescribe).

6.8.           Voting Rights. Until the consummation of an IP0, the Shares issued pursuant to an Award of Options, Restricted Stock or Share shall be voted by an irrevocable proxy (the “Proxy”), such Proxy to be assigned to the person or persons designated by the Board. The Shares shall be voted by the proxy holder in the same proportion as the votes of the other ordinary shareholders of the Company. Without derogating from the above, with respect to 102 Stock Options held by a Trustee, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

6.9. Other Provisions. The Option Agreements evidencing Awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7.	102 STOCK OPTIONS.

7.1.           Options granted pursuant to this Section 7 are intended to constitute 102 Stock Options and subject to Section 102 of the Ordinance and the rules and regulations promulgated thereunder, as amended, the general terms and conditions specified in Section 6 hereof and other provisions of the Plan, except for said provisions of the Plan applying to Options under a different tax law or regulation, shall apply.

7.2.           To the extent required by the Ordinance or the Income Tax Commissioner of the State of Israel, the 102 Stock Options which shall be granted pursuant to the Plan shall be issued to a Trustee nominated by the Committee and approved by the tax authorities in accordance with the provisions of the Ordinance, and the 102 Stock Options, the Shares issued upon the exercise of such Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, shall be held by the Trustee for the benefit of the Grantee for such period of time as may be required by the Ordinance or any other applicable law or regulation (the “Holding Period”) and shall not be sold or released from trust until the lapse of the Holding Period. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Grantee.

7.3.           Each 102 Trustee Option (whether a 102 Capital Gains Track Option or a 102 Regular Income Track Option, as applicable) shall be subject to the relevant terms of Section 102 and the Ordinance, which shall be deemed an integral part of the 102 Trustee Option and which shall prevail over any term contained in the Plan or Option Agreement not consistent therewith. Any provision of the Ordinance and any approvals by the Income Tax Commissioner not expressly specified in this Plan or Option Agreement which are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Optionee. The Optionee granted a 102 Trustee Option shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the Ordinance specifically includes compliance with the Rules. Further, the Optionee agrees to execute any and all documents, which the Company and/or its Affiliates and/or the Trustee may reasonably determine to be necessary in order to  comply with the Ordinance  and, particularly, the Rules.

7.4.           Notwithstanding anything to the contrary, the Trustee of the 102 Stock Options shall not release any 102 Stock Options which were not already exercised into Shares by the Grantee or release any Shares issued upon exercise of 102 Stock Options prior to the full payment of the Grantee’s tax liabilities arising from 102 Stock Options which were granted to the Grantee and/or any Shares issued upon exercise of such Options.

7.5.           During the Holding Period and as long as the applicable tax has not been paid, neither the Options nor the Shares, as the case may be, may be sold, transferred, assigned, pledged or mortgaged (other than through a transfer by will or by operation of law), nor may they be the subject of an attachment, power of attorney or transfer deed (other than a power of attorney for the purpose of participation in general meetings of Stockholders) unless Section 102 and/or the regulations, rules, orders or procedures promulgated thereunder allow otherwise.

7.6.           As a condition precedent to the grant of 102 Stock Options, the Grantee will sign an undertaking under the Option Agreement to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Option or Share granted to the Grantee thereunder.

8.	3(I) STOCK OPTIONS.

8.1.           Options granted pursuant to this Section 8 are intended to constitute 3(I) Stock Options and shall be subject to the general terms and conditions specified in Section 6 hereof and other provisions of the Plan, except for said provisions of the Plan applying to Options under a different tax law or regulation.

8.2. 3(I) Stock Options may be granted to non-employees, including consultants, service providers and to Controlling Shareholders.

8.3.           The 3(I) Stock Options which shall be granted pursuant to the Plan may be issued to a Trustee nominated by the Committee. If the Committee has nominated such a Trustee, then the Trustee shall hold the 3(I) Stock Options, on behalf of the Grantee, until such time the Grantee wish to sell the Shares issued to him/her upon exercise of the 3(I) Stock Options.

8.4.           The Trustee shall not transfer, the 3(I) Stock Options or any Shares issued upon the exercise of such 3(I) Stock Options, to the Grantee unless all payments due in connection with such Options or Shares, including without limitation all applicable taxes, have been paid in full.

8.5.           Upon receipt of the 3(I) Stock Options, the Grantee will sign an undertaking to release the Trustee, if such is appointed, from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Option or Share granted to the Grantee thereunder.

9.	RESTRICTED STOCK.

         The Committee may award shares of Restricted Stock to any eligible employee, director or consultant of the Company or of any Subsidiary thereof, including under Section 102 of the Ordinance (provided that Restricted Share granted under Section 102 may only be granted to Israeli Employees and Office Holders excluding any Controlling Shareholders). Each Award of Restricted Stock under the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Restricted Stock Agreement”), in such form as the Committee shall from time to time approve, which Restricted Stock Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in the Restricted Stock Agreement:

9.1. Number of Shares. Each Restricted Stock Agreement shall state the number of shares of Restricted Stock to be subject to an Award.

9.2.           Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as shall be prescribed in the Restricted Stock Agreement (the “Restriction Period”). The Committee may also impose such additional or alternative restrictions and conditions on the shares of Restricted Stock, as it deems appropriate, including the satisfaction of performance criteria. Such performance criteria may include, but are not limited to, sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. During the Restriction Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee, or, if a Restricted Stock Award is made pursuant to Section 102, by the Trustee. In determining the Restriction Period of an Award the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the Date of Grant of such Award. Restricted Stock issued pursuant to Section 102 of the Ordinance and held by a Trustee shall be subject to the provisions of Section 9 above, mutatis mutandis, unless specifically stated otherwise in Section 102.

9.3.           Adjustment of Performance Goals. The Committee may adjust performance goals, as the Committee deems necessary or appropriate, to reflect the inclusion or the exclusion of the impact of extraordinary or unusual items, events or circumstances. The Committee also may adjust the performance goals by reducing the amount to be received by any Grantee pursuant to an Award if and to the extent that the Committee deems it appropriate.

9.4.           Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment or service relationship with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an Award or if other specified conditions are not met, any shares remaining subject to restrictions (after taking into account the provisions of Section 9.6 herein) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Subsidiary at the Purchase Price, subject to all applicable law.

9.5.           Ownership. During the Restriction Period the Grantee shall possess all incidents of ownership of such Shares, subject to Sections 6.8 and 9.2 herein, including the right to receive dividends with respect to such Shares and to vote such Shares.

9.6.           Accelerated Lapse of Restrictions. Upon the occurrence of any of the events listed in Sections 11.2 and subject to Section 11.6 herein, all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force and effect. The Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restriction Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

        Purchase Price. The Purchase Price of Restricted Stock to be offered under the Plan shall be determined by the Committee, in its sole discretion. The Purchase Price shall be payable in cash or in such other manner as the Committee shall determine.

10.	OTHER SHARE OR SHARE-BASED AWARDS.

         The Committee may grant other Awards under the Plan pursuant to which Shares (which may, but need not, be Shares of Restricted Stock pursuant to Section 9 hereof), cash or a combination thereof, are or may in the future be acquired or received, or Awards denominated in stock units, including units valued on the basis of measures other than market value. The Committee may also grant stock appreciation rights without the grant of an accompanying option, which rights shall permit the Grantees to receive, at the time of any exercise of such rights, cash equal to the amount by which the Fair Market Value of all Shares in respect to which the right was granted exceeds the exercise price thereof. The Committee may and it is hereby deemed to be an Award under the terms of the Plan grant to Grantees (including employees) the opportunity to purchase Shares of the Company in connection with any public offerings of the Company’s securities. Such other Share based Awards may be granted alone, in addition to, or in tandem with any Award of any type granted under the Plan and must be consistent with the purposes of the Plan.

11.	EFFECT OF CERTAIN CHANGES.

11.1.         General. In the event of a subdivision of the outstanding share capital of the Company, any declaration and payment of a stock dividend (distribution of bonus shares), a recapitalization, a reorganization (which may include a combination or exchange of shares), a stock split, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, the Committee shall, at its sole discretion make appropriate adjustments in one or more of (i) the number of Shares available for Awards, (ii) the number of such Shares covered by outstanding Awards, and (iii) the exercise price per share covered by the Option Awards; provided, however, that the aggregate exercise price for all Option Awards shall not change and that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share.

11.2.         Merger and Sale of Company. In the event of (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all of the shares of capital stock of the Company; or (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into  another corporation;  or (iv)  a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation (all such transactions being herein referred to as a “Merger/Sale”), then, without the Grantee’s consent and action,

11.3.         The Committee in its sole discretion will use its efforts to cause that any Award then outstanding shall be assumed or an equivalent Award shall be substituted by such successor corporation (the “Successor Corporation”) or, in such event that such transaction is effected through a subsidiary, the parent of such Successor Corporation, under substantially the same terms as the Award; and

11.4.         In such case that such Successor Corporation or other entity does not agree to assume the Award or to substitute an equivalent Award and, if the Award is an Option (“Option Award”), then the Committee may (but shall not be obligated to), in lieu of such assumption or substitution of the Option Award and in its sole discretion, either (i) provide in each Grantee’s Option Agreement for the Grantee to have the right to exercise the Option as to all or part of the Shares, including Shares covered by the Option Agreement which would not otherwise be exercisable, under such terms and conditions as the Committee shall determine; or (ii) provide for the cancellation of each outstanding Option Award at the closing of such Merger/Sale, against payment to the Grantee of an amount in cash equal to (a) the fair market value of each share of Stock covered by the Option Award as reflected under the terms of the Merger/Sale, minus (b) the Exercise Price of each share of Stock covered by the Option Award.

11.5.         Notwithstanding the foregoing, in the event of a Merger/Sale, the Committee may determine in its sole discretion that upon completion of such Merger/Sale, the terms of any Award be otherwise amended and modified, as the Committee shall deem in good faith to be appropriate, and if an Option Award, that the Option Award shall confer the right to purchase any other security or asset, or any combination thereof, or that its terms be otherwise amended or modified, as the Committee shall deem in good faith to be appropriate.

       Reservation of Rights. Except as expressly provided in this Section 11 or in the Option Agreement, the Grantee of an Award hereunder shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend (bonus shares) or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, Merger/Sale, or consolidation, divestiture or spin-off of assets or stock of another company; and any issue by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not effect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right of power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

12.	NONTRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY.

         Unless otherwise approved by the Committee, all Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative, to the extent provided for herein. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

13.	AGREEMENT BY GRANTEE REGARDING TAXES.

         If the Committee shall so require, as a condition of exercise of an Option, the release of Shares or Options by the Trustee or the expiration of the Restriction Period (each a “Tax Event”), each Grantee shall agree that, no later than the date of the Tax Event, he will pay to the Company or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes of any kind required by law to be withheld or paid upon the Tax Event. To the extent approved by the Committee and permitted by law, a withholding obligation may be satisfied by the withholding or delivery of Shares.

The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

         ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY OPTIONS, SHARES, OR RESTRICTED STOCK, R IN THE CASE OF AN OPTION, FROM ITS EXERCISE, FROM THE SALE OR DISPOSITION OF THE SHARES OR RESTRICTED STOCK OR FROM ANY OTHER ACT OF THE GRANTEE IN CONNECTION WITH THE FOREGOING SHALL BE BORNE SOLELY BY THE GRANTEE, AND THE GRANTEE SHALL INDEMNIFY THE COMPANY AND ANY SUBSIDIARY THEREOF, AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PENALTY, INTEREST OR INDEXATION THEREON OR THEREUPON.

14.	RIGHTS AS A SHAREHOLDER; VOTING AND DIVIDENDS

         A Grantee or a transferee of an Award shall have no rights as a Shareholder with respect to any Shares covered by the Award until the date of the issuance of a Share certificate to him for such shares, or, in the case of 102 Stock Options or 3(I) Stock Options (if such 3(I) Stock Options are being held by a Trustee), until the date of the issuance of a Share certificate to the Trustee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such Stock Certificate is issued, except as provided in Section 11.1 hereof. With respect to all Shares issued upon the exercise of 102 Stock Options (but excluding, for avoidance of any doubt, any unexercised Options) and held by the Grantee or by the Trustee, as the case may be, the Grantee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association (as may be amended from time to time) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder. In the event that dividend shall be granted to Shareholder of the Company by way of issuance of Shares, said Shares shall be held by the Trustee, if required under applicable law, and the rules and regulations of the chosen tax route shall apply to said Shares. All Shares issued by the Company under or in accordance with this Plan shall be subject to all the provisions of the incorporation documents of the Company or any other governance documents of the Company, as may be amended from time to time.

15.	MARKET STAND-OFF.

         In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the United States Securities Act of 1933, as amended or equivalent law in another jurisdiction, including the Company’s IPO the Grantee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters, however in any event, such period shall not exceed 180 days. In the event of a subdivision of the outstanding share capital of the Company, the declaration and payment of a stock dividend (distribution of bonus shares), the declaration and payment of an extraordinary dividend payable in a form other than stock, a recapitalization, a reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a stock split, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, an adjustment in conversion ratio, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable stand-off period.

16.	NO RIGHTS TO EMPLOYMENT OR HIRED SERVICES.

         Nothing in the Plan or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or service. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by or in a consultant or director relationship with, the Company or any Subsidiary.

17.	APPROVAL.

The Plan shall take effect upon its adoption by the Board and shall terminate on the tenth (10th) anniversary of such adoption by the Board or approval by the shareholders, whichever is earlier.

         No 102 Stock Options shall be granted under the Plan until the lapse of the minimum period required under applicable law following submission of the Plan for the approval of the Israeli tax authorities and receipt by the Company of all approvals thereof.

18.	AMENDMENT AND TERMINATION OF THE PLAN.

         The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment which requires Shareholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. Except as provided in Section 11.1 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted, unless the written consent of the Grantee is obtained.

19.	GOVERNING LAW.

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Israel. Certain definitions, which refer to laws other than the laws of the State of Israel, shall be construed in accordance with such other laws.

20.	GOVERNMENT REGULATIONS.

         The Plan, the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of Israel, the United States or any other State having jurisdiction over the Company and the Grantee, including the registration of the Shares under the Securities Act of 1933 or any other applicable law or regulation, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.